Calculation of Filing Fee Tables
N-2
Main Street Capital CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	20,000,000	$ 59.05	$ 1,181,000,000.00	0.0001531	$ 180,811.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,181,000,000.00		$ 180,811.10
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,738.05
			Net Fee Due:						$ 168,073.05
Offering Note
[1]	Calculated pursuant to Rule 457(c) based on the average of the high and low prices reported on the New York Stock Exchange as of February 28, 2025. Estimated solely for the purpose of calculating the registration fee.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Main Street Capital Corporation	N-2	333-263258	03/03/2022		$ 12,738.05	Equity	Common Stock, $0.01 par value per share	2,752,587	$ 137,411,535.00
Fee Offset Sources		Main Street Capital Corporation	N-2	333-263258		03/04/2022						$ 12,738.05
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has terminated any offering that included the unsold securities under the Registration Statement on Form N-2 (File No. 333-263258), which was filed on March 3, 2022.

Offset Note
[2]	Pursuant to the Registration Statement on Form N-2 (File No. 333-263258), which was filed on March 3, 2022 (the "Prior Registration Statement"), on March 4, 2022 the registrant filed a prospectus supplement registering the issue and sale of up to 15,000,000 shares of common stock, or up to $645,825,000 in aggregate amount of shares of common stock calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices reported on the New York Stock Exchange as of March 1, 2022, pursuant to certain equity distribution agreements (the "March 2022 Prospectus Supplement"). The registrant sold $508,413,465 of such securities under the Prior Registration Statement and the March 2022 Prospectus Supplement, leaving a balance of $137,411,535 of unsold securities, in respect of which the registrant paid, via fee offsets, a filing fee of $59,867.98 (based on the filing fee rate in effect at the time of the filing of the March 2022 Prospectus Supplement) in connection with the filing of the March 2022 Prospectus Supplement. The registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. The registrant is applying $12,738.05 of that $59,867.98 filing fee to this filing.